                                                                    Exhibit 16.1

October 21, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


Gentlemen:

We have read Item 4 of Form 8-K dated October 15, 2003 of MigraTEC, Inc., and are in agreement with the statements contained in the first, second, fourth and fifth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,

                                        /s/  Ernst & Young LLP